Vedder, Price, Kaufman and Kammholz
                                             222 North LaSalle Street
                                             Chicago, Illinois 60601-1003

                                             April 23, 1997

The Park Avenue Portfolio
201 Park Avenue South
New York, New York 10003

Gentlemen and Ladies:

We hereby consent to the reference to our name under the heading "Legal Opinions" in the Statement of Additional Information contained in Post-Effective Amendment No. 14 to the registration statement on Form N-1A for The Park Avenue Portfolio (File No. 33-23966) and to the filing of this consent as an exhibit to the registration statement.


                                             Very truly yours,

                                             VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                                             By:     /s/Cathy G. O'Kelly
                                                 -------------------------------
                                                        Cathy G. O'Kelly